UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2013

T3 MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

2990 Airway Avenue
Costa Mesa, California 92626

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 619-3600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The following discussion provides only a brief description of the applicable document described below. The discussion is qualified in its entirety by the full text of the respective transaction document attached to this Current Report on Form 8-K as exhibit 10.1.

Loan and Security Agreement

On March 21, 2013, T3 Motion, Inc. (the “Company”) entered into a loan and security Agreement (the “Loan Agreement”) with Alpha Capital Anstalt and Brio Capital Master Fund, Ltd. (the “Lenders”). Pursuant to the terms and subject to the conditions set forth in the Loan Agreement, the Lenders provided a senior secured line of credit to the Company of up to $750,000 (the “Loan Facility”) with a one year term. The Loan Facility is subject to borrowing base criteria and limitations and is not to exceed the combination of 80% of eligible customer receivables, 65% of eligible finished goods inventory, and 50% of eligible raw materials inventory. Pursuant to the terms of the Loan Agreement, the Loan Facility is secured by all assets of the Company. The Loan Facility has a 1% annual fee, or $7,500, paid in advance, a monthly administration fee of the lesser of 0.5% of the balance outstanding or $2,500, and bears interest at 7.25% per annum on the outstanding balance, payable monthly in arrears. On March 24, 2013 the Company made an initial draw of $187,500 and received cash of $172,500; net of $15,000 of initial costs and fees.

A copy of the Loan Agreement is filed as Exhibit 10.1 to this Form 8-K and are incorporated herein by reference. The descriptions of the material terms of the Loan Agreement are qualified in their entirety by reference to the exhibit.

On March 28, 2013, the Company issued a press release announcing the Loan Agreement with Alpha Capital Anstalt and Brio Capital Master Fund, Ltd. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation

As described more fully under Item 1.01, pursuant to the terms and subject to the conditions set forth in the Loan Agreement, the Lenders provided a senior secured revolving loan facility to the Company on March 21, 2013 in the amount of $750,000 with an initial principal draw of $187,500 and net receipts of $172,500 in cash. This loan is secured by all assets of the Company and is due on March 21, 2014.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 28, 2013, T3 Motion, Inc. (the “Company”) announced that it received a letter on March 25, 2013 from NYSE MKT LLC (“NYSE MKT”) dated March 21, 2013 indicating that the Company is not in compliance with certain of the Exchange’s continued listing standards as set forth in Section 801(h) of the NYSE MKT Company Guide (the “Company Guide”). Specifically, the appointment of one of the Company’s previously independent directors, Mr. William Tsumpes, as Chief Executive Officer and Interim Chief Financial Officer of T3 Motion, resulted in greater than 50% of the directors on the Company’s board lacking independence (only three of seven directors were independent). The Company has until the earlier of the next annual meeting or one year to resolve the issue.

In order to fully resolve this issue, the Company accepted the resignations of two directors, Mr. Rod Keller and Mr. Rob Thomson, effective March 27, 2013 to ensure the Company’s compliance with Section 801(h) of the NYSE MKT Company Guide. The resignations of Messrs. Keller and Thomson reduces the number of directors to five and results in three directors out of five maintaining independent status as of March 28, 2013 thereby resolving the March 21, 2013 Section 801(h) compliance notice.

On March 28, 2013, the Company issued a press release regarding the notice of non-compliance. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2013, Messrs. Rod Keller and Robert Thomson each notified the company that they would be resigning from the board of directors of the Company as of March 27, 2013. Mr. Thomson formerly served as chairperson of the compensation committee. Mr. Keller formerly resigned as the Company’s Chief Executive Officer on February 21, 2013. Messrs. Keller and Thomson had no disagreements with the Company on any matter relating to the Company’s operations, policies or practices that resulted in their decision to tender their resignations. Each resigned in order to remove themselves as directors so that the Company would regain compliance with the March 21, 2013 NYSE MKT, LLC notification as described in Item 3.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

No.	Description
10.1	Loan and Security Agreement, by and between the Company and Alpha Capital Anstalt and Brio Capital Master Fund, Ltd. dated March 21, 2013.
99.1	Press Release dated March 28, 2013 announcing $750,000 Credit Facility between the Company and Alpha Capital Anstalt and Brio Capital Master Fund, Ltd.
99.2	Press Release dated March 28, 2013 regarding NYSE MKT notice of non-compliance due to lack of sufficient independent directors and subsequent resolution of non-compliance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.

Date: March 28, 2013	By:	/s/ William Tsumpes
Name: William Tsumpes Title: Chief Executive Officer

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EXHIBIT INDEX

No.	Description
10.1	Loan and Security Agreement, by and between the Company and Alpha Capital Anstalt and Brio Capital Master Fund, Ltd. dated March 21, 2013.
99.1	Press Release dated March 28, 2013 announcing $750,000 Credit Facility between the Company and Alpha Capital Anstalt and Brio Capital Master Fund, Ltd.
99.2	Press Release dated March 28, 2013 regarding NYSE MKT notice of non-compliance due to lack of sufficient independent directors and subsequent resolution of non-compliance.

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